UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 17, 2006

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UNITY WIRELESS CORPORATION

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(Exact Name of Registrant as Specified in Charter)

Delaware	0-30620	91-1940650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7438 Fraser Park Drive, Burnaby, BC Canada  V5J 5B9

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(Address of Principal Executive Offices) (Zip Code)

(800) 337-6642

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Registrant's telephone number, including area code

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In connection with the preparation of the March 31, 2006 10QSB and the June 30, 2006 10QSB, Unity Wireless Corp. (the ‘Company”), in consultation with its independent registered accounting firm, KPMG LLP, determined that the Company must reclassify certain amounts in its financial statements to reflect a change in the accounting for the $2.2 million convertible debentures and related warrants issued in February 2006.  This issue arose based on comments received from the staff at the Securities and Exchange Commission.  Previously, the Corporation had classified the beneficial conversion option related to the debentures and the warrants as equity items, recording the intrinsic value of the beneficial conversion option and the relative fair value of the warrants as additional paid-in-capital.  However, the Corporation did not have sufficient authorized shares available to permit the full conversion of the convertible debentures and the exercise of these warrants into common shares and the debenture itself limited the conversion of debentures and warrants to a maximum of 10,000,000 shares.

Based on Emerging Issues Task Force (“EITF”) 00-19, the conversion feature related to debentures which cannot be converted into common shares, due to restrictions as noted above, and all of the warrants related to the debenture should be classified as liabilities at their fair value.  The Corporation has recalculated the fair value of the warrants issued to be $1,056,170 based on the Black-Scholes option pricing model.  The fair value of the conversion feature related to the debentures which cannot be converted into common shares has been calculated as $311,952 based on the Black-Scholes option pricing model.  Both amounts have been reclassified to “Warrants and conversion feature liability” on the consolidated balance sheet with a reduction in additional paid-in-capital of $686,881 and a reduction to the residual recorded as convertible debenture of $681,241.  The value of the conversion feature and warrants, classified as a liability, are required to be carried at their fair value with any changes in fair value recorded in the consolidated statement of operations until such an increase in authorized share capital is approved by the Corporation’s stockholders.

As a result of the revision to the accounting for the convertible debenture, the Corporation has amended its consolidated interim financial statements included in Form 10-QSB for the period ended March 31, 2006 and the Form 10QSB for the period ended June 30, 2006 and determined ,on November 13, 2006, that these previously filed 10QSB’s should no longer be relied upon.

After discussions with management and members of the Board of Directors of the Company, the Company has determined to restate its financial statements for the Company’s financial statements for such periods.  The restated financial statements will be included in the Company’s Form 10-QSB/A for the period ended March 31, 2006 and the Form 10-QSB/A for the period ended June 30, 2006.  The Company’s filing for all periods after June 30, 2006 will reflect this accounting treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITY WIRELESS CORPORATION

Registrant

Date:  January 26, 2007

By: /s/ Ilan Kenig

ILAN KENIG

Chief Executive Officer and Principal Executive Officer